EXHIBIT 23

              CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-86594) of Automobile Protection
Corporation - APCO of our report dated March 7, 1996 appearing on page 10 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Atlanta, GA
March 28, 1996